Exhibit 99.2

CV Sciences, Inc. Announces Stock Ticker Change to CVSI

Las Vegas, Nevada, June 8, 2016 – CV Sciences, Inc. (the “Company” or “CV Sciences”) today announced that the Financial Industry Regulatory Authority (FINRA) has approved a change of the trading symbol of the Company’s common stock. Effective today, the Company’s shares of common stock will commence trading on the OTC Bulletin Board under the trading symbol “CVSI” (OTCBB:CVSI). The previous trading symbol was “CANV” (OTCBB:CANV).

About CV Sciences, Inc.

CV Sciences (OTCBB:CVSI) operates two distinct business segments: a drug development division focused on developing and commercializing novel therapeutics utilizing synthetic cannabidiol (“CBD”); and, a consumer product division in manufacturing, marketing and selling plant-based CBD products to a range of market sectors. CV Sciences, Inc. has primary offices and facilities in Las Vegas, Nevada and San Diego, California. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.